UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 1999

                               -------------------



                             AMERICAN STANDARD INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                         1-470                       25-0900465
(State or other jurisdiction of   (Commission File No.)        (I.R.S. Employer
incorporation or organization)                              Identification No.)


ONE CENTENNIAL AVENUE, P.O. BOX 6820, PISCATAWAY, NJ 08855-6820
(Address of principal executive offices) (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 980-6000

ITEM 5. OTHER EVENTS

(a)  Officer and Directors' Resignations.

On December 16, 1999,  American  Standard  Companies Inc. and American  Standard
Inc. (the "Company") announced the resiganation from the Company's Board of Directors, effective December 31, 1999, of Emmanuel A. Kampouris, Chairman, and Horst Hinrichs, Vice Chairman. Previously, on October 7, 1999, the Company announced the election of Frederic M. Poses to become Chairman and Chief Executive Officer of the Company effective January 1, 2000 and as a Director of the Company effective immediately. Mr. Poses was elected to serve as a Class II Director, the term of which Class expires at the Company's Annual Meeting in May 2000.

On December 27, 1999, the Company announced the resignation from the Board of Directors, effective December 31, 1999, of Shigeru Mizushima and the resignation as Vice President, General Counsel and Secretary, effective December 31, 1999, of Richard A. Kalaher.

Filed as exhibits to this report and incorporated herein by reference is the text of the Company's press releases announcing the foregoing.


         INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS. Certain of the statements contained in this report are forward-looking statements. Forward-looking statements are made based upon management's good faith expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                          AMERICAN STANDARD INC.



                                                         By /s/ G. RONALD SIMON
                                            Title: Vice President and Controller

         DATE: December 27, 1999

                                  EXHIBIT INDEX

Exhibit 99 (i)  Press release dated December 16, 1999 related to Emmanuel A.
                Kampouris and Horst Hinrichs.

          (ii)  Press release dated  December 27, 1999 related to Shigeru
                Mizushima.

         (iii)  Press release dated December 27, 1999 related to Richard
                A. Kalaher.